AVIATION UPGRADE TECHNOLOGIES, INC.
                              CERTIFICATE NUMBER OF
       NUMBER                                                    SHARES
         1                                                     10,000,000

 This Corporation is authorized 100,000,000 Common Shares of at $.001 Par Value.
                                 Non-Assessable

                                                           CUSIP NO. 053670 10 5

This Certifies that        TORBJORN B. LUNDQVIST            is the registered
     holder of                  TEN MILLION                     shares of

                       AVIATION UPGRADE TECHNOLOGIES, INC.
                             (A NEVADA CORPORATION)

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed to an officer of this Corporation. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers.


                                                --------------------------------
DATED:    January 10, 1999                      TORBJORN B. LUNDQVIST, SECRETARY